EXHIBIT 23.1


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                              CONSENT OF ATTORNEYS

     Reference is made to the Registration Statement of Tara Minerals Corp., Inc. on Form SB-2 whereby the Company and shareholders of the Company propose to sell up to 6,539,200 shares of the Company's common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                Very truly yours,

                                HART & TRINEN, L.L.P.



                                /s/ William T. Hart
                                 William T. Hart

Denver, Colorado
June 1, 2007